EXHIBIT 23.1

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-210927 and 333-286844) and the Registration Statement on Form S- 3 (No. 333-265894) of Wilson Bank Holding Company of our reports dated February 27, 2026, relating to the consolidated financial statements of Wilson Bank Holding Company and the effectiveness of internal control over financial reporting of Wilson Bank Holding Company, which appear in this Form 10-K.

/s/ RubinBrown LLP

Nashville, Tennessee
February 27, 2026